Charles E. Smith

                           Certified Public Accountant
                                 709-B West Rusk
                                    Suite 580
                              Rockwall, Texas 75087

                            TELEPHONE (214) 212-2307


                               September 21, 2001

U.S. Securities & Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549

RE:  Wickliffe International Corporation

Dear Sir:

I have reviewed the 8-K/A for Wickliffe International Corporation dated September 21, 2001 and do not have any disagreements with the disclosures in that report.

Please contact me if you should need any further information.

Respectfully yours,

/s/ Charles E. Smith
Charles E. Smith